UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)
March 29, 2006
Doane Pet Care Company
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-27818 (Commission File Number)	43-1350515 (IRS Employer Identification No.)

210 Westwood Place South, Suite 400 Brentwood, TN (Address of principal executive offices)	37027 (Zip Code)
Registrant’s telephone number, including area code: (615) 373-7774
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2—Financial Information.
Item 2.02. Results of Operation and Financial Condition.
     On March 29, 2006, Doane Pet Care Company (the “Company”) issued a press release with respect to its quarterly earnings for the fourth quarter and full year fiscal 2005. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 2.02.
     In the press release, the Company’s results for fiscal 2005 and the fiscal 2005 fourth quarter give effect to the October 24, 2005 acquisition by the Ontario Teachers’ Pension Plan Board of beneficial ownership of substantially all of the outstanding common stock of Doane Enterprises (the “Acquisition”). As a result of the Acquisition, the Company’s results for fiscal 2005 consist of the predecessor period from January 2 through October 23, 2005 and the successor period from October 24 through December 31, 2005. Results for the fiscal 2005 fourth quarter consist of the predecessor period from October 2 through October 23, 2005 and the successor period from October 24 through December 31, 2005. The Company has presented its results for fiscal 2005 on a combined basis based upon the mathematical addition of the predecessor period and the successor period and has identified the sum of the results from the two periods as “combined.” The approach of combining results is not consistent with GAAP and may yield results that are not strictly comparable on a period-to-period basis primarily due to the impact of required purchase accounting adjustments and the new basis of accounting established as a result of the Acquisition. The Company believes, however, that this is the most meaningful way to present its results of operations and cash flows. Such results are not indicative of what the results for the fiscal 2005 fourth quarter and full year would have been had the Acquisition not occurred.
     Additionally, the press release refers to a non-GAAP financial measure called Adjusted EBITDA, which the Company utilizes as a supplemental disclosure to GAAP cash flows from operating activities. Management believes that Adjusted EBITDA is a useful presentation to investors in addition to GAAP cash flows from operating activities because of the significant impact working capital fluctuations can have on reported GAAP cash flows from operating activities. Management also believes Adjusted EBITDA is an analytical indicator of cash generated for purposes of assessing the Company’s ability to service its debt and fund capital expenditures. In addition, management believes that Adjusted EBITDA is of interest to the Company’s investors and lenders because it is the basis for the calculation of the financial covenant tests under the Company’s senior credit facility. The Company’s management uses Adjusted EBITDA to evaluate its business, to allocate resources and capital and to measure performance for incentive compensation purposes. Adjusted EBITDA should be considered in addition to, not as a substitute for, GAAP cash flows from operating activities.
     In accordance with General Instruction B.2 of Form 8-K, the foregoing information, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Section 9—Financial Statements and Exhibits.
Item 9.01. Financial Statements and Exhibits.
(c)	Exhibits
99.1	Press Release Dated March 29, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOANE PET CARE COMPANY
By:	/s/ PHILIP K. WOODLIEF
Philip K. Woodlief
Vice President, Finance and Chief Financial Officer

By:	/s/ STEPHEN P. HAVALA
Stephen P. Havala
Corporate Controller and Principal Accounting Officer

Date: March 30, 2006

EXHIBIT INDEX

Exhibit
Index	Description
99.1	Press Release Dated March 29, 2006